Exhibit 10.1

CONFIDENTIAL

VOTING AGREEMENT

VOTING AGREEMENT (this “Voting Agreement”), dated as of January [●], 2025, by and among Transcarent, Inc., a Delaware corporation (“Parent”), Acorn Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), and the undersigned stockholder of Accolade, Inc., a Delaware corporation (the “Company” and such stockholder, the “Stockholder”).

W I T N E S S E T H

WHEREAS, concurrently with the execution and delivery of this Voting Agreement, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, Stockholder is the record and/or beneficial owner of the number of Shares set forth opposite his, her or its name on Exhibit A; and

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder has agreed to enter into this Voting Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1
Defined Terms.  The following capitalized terms, as used in this Voting Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a)
“Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any Shares means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including, without limitation, pursuant to any Contract, whether or not in writing.  Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are controlled Affiliates of such Person and who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(b)
“Stockholder Shares” means all Shares held of record or Beneficially Owned by Stockholder, whether currently issued and outstanding or acquired by such Stockholder after the date hereof and during the term of this Voting Agreement, including, without limitation, those issued upon exercise of any Company Stock Awards held of record or Beneficially Owned by Stockholder and any Shares acquired pursuant to the Company Equity Plan or the Company ESPP (together, the “Company Benefit Plans”), and, in each case, with respect to which Stockholder has both the power to vote and dispose of.

ARTICLE II
TRANSFER AND VOTING OF SHARES

SECTION 2.1
No Transfer of Shares.  From the date of this Voting Agreement until the Expiration Date (as defined below), Stockholder shall not, directly or indirectly, other than with the prior written consent of Parent, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of his, her or its Stockholder Shares or any interest in his, her or its Stockholder Shares, (b) deposit his, her or its Stockholder Shares or any interest in his, her or its Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his, her or its Stockholder Shares or grant any proxy or power of attorney with respect thereto (other than as expressly contemplated herein) or (c) enter into any Contract with respect to the direct or indirect acquisition or sale, pledge, encumbrance, assignment, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of his, her or its Stockholder Shares (any such action in clause (a), (b) or (c) above, a “transfer”).  Notwithstanding anything to the contrary in the immediately preceding sentence, this Section 2.1 shall not prohibit a transfer of Stockholder Shares by Stockholder or such Stockholder’s controlled Affiliates: (i) if Stockholder is a natural person, (A) to any member of Stockholder’s immediate family or to a trust solely for the benefit of Stockholder or any member of Stockholder’s immediate family, (B) pursuant to any non-consensual order of a Governmental Body, by divorce decree of a court of competent jurisdiction, or to Stockholder’s heirs upon the death of Stockholder or by will, intestacy, or other similar applicable Law, (C) to a charitable entity, or (D) in market transactions pursuant to the settlement, exercise, termination, or vesting of Company Stock Awards solely in order to pay any applicable exercise price or taxes required to be paid in connection therewith, or (ii) if Stockholder or Stockholder’s controlled Affiliate is not a natural person, to an Affiliate controlled by Stockholder or such controlled Affiliate or under common control with Stockholder or such controlled Affiliate, as applicable; provided, however, that in each case of a transfer permitted by clauses (i)(A), (i)(C) and (ii), such transfer shall be permitted only if, and as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Voting Agreement as though such transferee were “Stockholder” hereunder.

SECTION 2.2
Vote in Favor of the Merger and Related Matters.  Stockholder, solely in his, her or its capacity as a stockholder of the Company (and not, if applicable, in Stockholder’s capacity as an officer or director of the Company), irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Date (as defined below), at any meeting of the Company Stockholders called to seek the Company Required Vote or any adjournment thereof, or in connection with any action by written consent of the Company Stockholders upon which consent with respect to adoption of the Merger Agreement is sought, Stockholder shall:

(a)
appear (including virtually) at each such meeting or otherwise cause all of his, her, their or its Stockholder Shares to be counted as present in person or by proxy thereat for purposes of calculating a quorum; and

(b)
vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of his, her, their or its Stockholder Shares: (i) in favor of the adoption of the Merger Agreement as in effect on the date of this Voting Agreement, and any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, (A) increases the Merger Consideration or (B) otherwise results in the Merger Agreement being more favorable to the Company Stockholders (solely in their capacity as such) than the Merger Agreement in effect as of the date of this Voting Agreement, (ii) in favor of any non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger, (iii) in favor of any proposal to adjourn or postpone such meeting of the Company Stockholders to a later date if there are not sufficient votes to approve the adoption of the Merger Agreement or if there are not sufficient Shares present in person or by proxy at such meeting to constitute a quorum, (iv) against any Acquisition Proposal and (v) against any other action, proposal, agreement, transaction or arrangement submitted for approval of the Company Stockholders that is intended, or would reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the consummation of the Merger, including, without limitation, any extraordinary transaction, merger, consolidation, sale of assets, recapitalization or other business combination involving the Company or any other action, agreement or arrangement that would reasonably be expected to result in (A) a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or (B) any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled or satisfied.

SECTION 2.3
Termination.  This Voting Agreement and the representations, warranties and obligations of the parties hereto hereunder shall automatically terminate and be of no effect with no liability on the part of any party hereto upon the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms; (b) the Effective Time; (c) such time as the Merger Agreement is amended to (x) change the form, or reduce the amount, of Merger Consideration to be paid pursuant thereto, or (y) impose any additional conditions on the consummation of the Merger or the payment of the Merger Consideration to Company Stockholders; or (d) the termination of this Voting Agreement by the mutual written consent of the parties (such earliest date, the “Expiration Date”); provided, however, that the provisions of Article V shall survive any termination of this Voting Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent and Merger Sub, as of the date hereof, as follows:

SECTION 3.1
Authorization; Binding Agreement.  If Stockholder is not a natural person, (a) Stockholder is duly organized and validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization, (b) Stockholder has all legal right, power and authority to execute and deliver this Voting Agreement, to perform Stockholder’s obligations hereunder, and to consummate the transactions contemplated hereby, and (c) the execution and delivery of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other entity action, and no other corporate or other entity proceedings on the part of Stockholder are necessary to adopt or authorize this Voting Agreement or to consummate the transactions contemplated hereby. If Stockholder is a natural person, Stockholder has all requisite legal capacity, right and authority to execute and deliver this Voting Agreement and to perform Stockholder’s obligations hereunder.  This Voting Agreement has been duly and validly executed and delivered by or on behalf of Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements of general applicability affecting creditors’ rights generally and by general principles of equity).

SECTION 3.2
No Conflict; Required Filings and Consents.

(a)
The execution and delivery of this Voting Agreement to Parent and Merger Sub by Stockholder does not, and the performance of this Voting Agreement will not, (i) conflict with or violate any Legal Requirement applicable to Stockholder or by which Stockholder is bound, (ii) violate or conflict with the articles of incorporation or bylaws or other equivalent organizational documents of Stockholder, if applicable, or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance or restriction on any of the property or assets of Stockholder pursuant to any material Contract to which Stockholder is a party or by which Stockholder or Stockholder’s properties or assets is bound, other than, in the case of clauses (i) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of the Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by Stockholder of the transactions contemplated by this Voting Agreement, except for such consents that have been obtained.

(b)
The execution and delivery of this Voting Agreement to Parent and Merger Sub by Stockholder does not, and the performance of this Voting Agreement will not, require any consent, approval, authorization, waiver, Order or permit of, or filing with or notification to, any third party or any Governmental Body, except (i) as required by the rules and regulations promulgated under the Exchange Act as may be required in connection with this Voting Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (ii) any filings or Consents contemplated by the Merger Agreement and (iii) where the failure to obtain such consents, approvals, authorizations, waivers, Orders or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially impair the ability of the Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

SECTION 3.3
Litigation.  There is no Legal Proceeding or investigation pending or, to the knowledge of Stockholder, threatened in writing, against Stockholder or any of Stockholder’s controlled Affiliates that would reasonably be expected to prevent or materially impair the ability of the Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby. There is no Order against or applicable to Stockholder or any of Stockholder’s Affiliates, or, to the knowledge of Stockholder, any of their respective officers, directors, partners, managers or members (in their capacities as such), that would prevent, enjoin, alter or delay any of the transactions contemplated by this Voting Agreement, or that would otherwise reasonably be expected to prevent or materially impair the ability of the Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

SECTION 3.4
Title to Shares.  Stockholder is the record or beneficial owner of the Shares set forth opposite his, her or its name on Exhibit A.  Stockholder has good title to his, her or its Stockholder Shares free and clear of all Encumbrances, other than pursuant to this Voting Agreement and applicable securities Legal Requirements.  As of the date of this Voting Agreement, Stockholder’s Stockholder Shares constitute all of the Shares Beneficially Owned or owned of record by Stockholder.  Except as otherwise set forth in this Voting Agreement, Stockholder has, and will have at all times through the Closing Date, sole voting power (including, without limitation, the right to control such vote as contemplated herein), sole power of disposition and sole power to agree to all of the matters set forth in this Voting Agreement, in each case, with respect to all of his, her or its Stockholder Shares.

SECTION 3.5
Acknowledgement of the Merger Agreement.  Stockholder hereby acknowledges and agrees that Stockholder has received a draft of the Merger Agreement presented to Stockholder as in substantially final form and has reviewed and understood the terms thereof.

ARTICLE IV
COVENANTS OF STOCKHOLDER

SECTION 4.1
Further Assurances.  From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

SECTION 4.2
Waiver of Appraisal Rights.  To the extent permitted by the applicable Legal Requirements, Stockholder hereby irrevocably and unconditionally waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have (including, without limitation, under Section 262 of the DGCL) with respect to the Stockholder Shares.  Notwithstanding the foregoing, nothing in this Voting Agreement shall constitute, or be deemed to constitute, a waiver or release by Stockholder of any claim or cause of action against Parent or Merger Sub to the extent arising out of a breach of this Voting Agreement or the Merger Agreement.

SECTION 4.3
No Inconsistent Agreements.  Except for this Voting Agreement, during the term of this Voting Agreement, Stockholder shall not: (a) enter into any voting agreement, voting trust or similar agreement with respect to any of the Stockholder Shares, (b) grant any proxy, consent, power of attorney or other authorization or consent with respect to any of the Stockholder Shares or (c) knowingly take any action that would constitute a breach hereof, make any representation or warranty of Stockholder set forth in Article III untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of his, her or its obligations under this Voting Agreement.

SECTION 4.4
Public Announcements.  Stockholder further agrees to permit the Company and Parent to publish and disclose, including, without limitation, in filings with the SEC and in the press release announcing the Transactions contemplated by the Merger Agreement (the “Announcement Release”), this Voting Agreement and Stockholder’s identity and ownership of the Stockholder Shares and the nature of the Stockholder’s obligations under this Voting Agreement, in each case, to the extent the Company or Parent reasonably determines that such information is required to be disclosed by applicable Legal Requirements (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by the Company and Parent).

SECTION 4.5
Fiduciary Duties; Acknowledgement.  Notwithstanding anything in this Voting Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder or beneficial owner of Stockholder Shares, and not in Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any Company Benefit Plan, and (b) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any representative of Stockholder, as applicable, serving on the board of directors of the Company or any Subsidiary of the Company or as an officer or fiduciary of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company, or taking any actions as a director, officer, employee, fiduciary or Stockholder as permitted under the Merger Agreement. Parent and Merger Sub acknowledge and agree that except for representations and warranties expressly set forth in this Voting Agreement, neither the Stockholder nor any representatives of the Stockholder have made any representation or warranty, express or implied, in connection with this Voting Agreement, the Merger Agreement or Parent’s and Merger Sub’s investigation of the Company.  Parent and Merger Sub acknowledge and agree that Stockholder shall have no liability to Parent or Merger Sub for any breach of the Merger Agreement.

SECTION 4.6
No Ownership Interest.  Nothing contained in this Voting Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Shares. All rights, ownership and economic benefits of and relating to the Stockholders Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have any authority to direct any Stockholder in the voting or disposition of any of the Stockholders Shares, except as otherwise provided herein.

ARTICLE V
GENERAL PROVISIONS

SECTION 5.1
Amendment.  This Voting Agreement may not be amended, modified, or supplemented except by an instrument in writing signed by Parent, the Company and Stockholder.

SECTION 5.2
Waiver.  No such extension or waiver shall be valid unless set forth in an instrument in writing signed by the party against whom enforcement of the same is sought, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  The failure of any party to assert any of his, her or its rights under this Voting Agreement or otherwise shall not constitute a waiver of those rights.

SECTION 5.3
Entire Agreement; Counterparts.  This Voting Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Voting Agreement and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder. This Voting Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Voting Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties hereto to the terms and conditions of this Voting Agreement.

SECTION 5.4
Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a)
This Voting Agreement and all claims or causes of action (whether at law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Voting Agreement or the negotiation, execution or performance hereof (“Relevant Matters”) shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any Legal Proceeding in connection with any Relevant Matter each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (such courts, the “Chosen Courts”) (it being agreed that the consents to jurisdiction and venue set forth in this Section 5.4(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto), (ii) waives the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any Legal Proceeding in the Chosen Courts, (iii) agrees to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any Chosen Court and (iv) agrees not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any court other than the Chosen Courts (except for an action to enforce a judgment of a Chosen Court).  Each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5.7.  The parties hereto agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment in a Chosen Court.

(b)
The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Voting Agreement in accordance with its (or their) specified terms or otherwise breach such provisions.  The parties hereto acknowledge and agree that, (i) each party shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches (or threatened breaches) of this Voting Agreement and to enforce specifically the terms and provisions hereof in the courts described in this Section 5.4 without proof of damages or otherwise and (ii) the right of specific performance is an integral part of the Transactions and without that right, the parties would not have entered into this Voting Agreement.  The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement in accordance with this Section 5.4 shall not be required to provide any bond or other security in connection with any such order or injunction, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.  The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Legal Requirements or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.  The parties hereto further agree that by seeking the remedies provided for in this Section 5.4, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Voting Agreement.

(c)
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER.

SECTION 5.5
Assignability.  Neither this Voting Agreement nor any of the rights hereunder may be directly or indirectly assigned (including by operation of law, merger or otherwise), in whole or in part, without the prior written consent of the other parties hereto, and any attempted assignment of this Voting Agreement or any of such rights without such consent shall be void and of no effect. No assignment by any party will relieve such party of any of its obligations hereunder.  Subject to the immediately preceding sentence, this Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section 5.5 shall be null and void.

SECTION 5.6
No Third Party Beneficiaries.  Nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Voting Agreement.

SECTION 5.7
Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other Parties):

if to Parent or Merger Sub:

[***]
[***]
[***]
[***]
[***]

with a copy to (which shall not constitute notice):

[***]
[***]
[***]
[***]
[***]

and

[***]
[***]
[***]
[***]
[***]

if to Stockholder, at the address set forth on Stockholder’s signature page hereto or, if not set forth thereon, to the address reflected in the stock books of the Company.

SECTION 5.8
Severability.  If any term, condition or other provision of this Voting Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms, provisions and conditions of this Voting Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Legal Requirements.

SECTION 5.9
Construction

(a)
For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.  For purposes of this Voting Agreement, where a word or phrase is defined in this Voting Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires.

(b)
As used in this Voting Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of like import used in this Voting Agreement, unless otherwise stated, shall refer to this Voting Agreement as a whole and not to any particular provision of this Voting Agreement.  As used in this Voting Agreement, the term “or” is not exclusive and shall mean “and/or.”  As used in this Voting Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”

(c)
Except as otherwise indicated, all references in this Voting Agreement to “Sections” are intended to refer to Sections of this Voting Agreement.

(d)
Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(e)
References to any specific Legal Requirement or to any provision of any Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Voting Agreement that are made as a specific date, references to any specific Legal Requirement will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto) as of such date.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

Transcarent, Inc.

By:
Name:
Title:

Acorn Merger Sub, Inc.
By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

[STOCKHOLDER]

If a natural person:

Name:
Date:
Address:
Email:

If other than a natural person:

By:
Name:
Title:
Date:
Address:
Email:

[Signature Page to Voting Agreement]

EXHIBIT A

Stockholder Shares

Stockholder Name	Shares